Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Hudson Highland Group Signs Definitive Agreement to Sell

Highland Partners Executive Search Business to Heidrick & Struggles

Company Confirms Earnings Guidance for Third Quarter

NEW YORK, NY – September 18, 2006 – Hudson Highland Group, Inc. (Nasdaq: HHGP) today announced that it has signed a definitive agreement to sell its Highland Partners executive search business to Heidrick & Struggles International, Inc. (Nasdaq: HSII) for a maximum of $51.6 million in cash:

•	$36.6 million payable at closing, subject to a net working capital adjustment, of which the company will pay $9.5 million to partners of the business to complete the transaction; and

•	up to $15 million subject to the achievement of certain future revenue metrics by that business in 2007 and 2008.

The deal is expected to close in the fourth quarter of 2006, subject to a minimum number of Highland Partners consultants agreeing to join Heidrick & Struggles and customary closing conditions. Hudson Highland Group expects to net $20 million at closing after transaction and related fees, and will record a gain on the sale of approximately $20 million. The company will treat the Highland Partners business as a discontinued operation, and plans to use approximately $14 million of the proceeds to pay down a portion of outstanding debt.

“This is a sound strategic move for both organizations,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “The divestiture will help us focus on core Hudson management recruitment, professional staffing and talent management solution markets while allowing Highland Partners to build upon its track record of success in a dedicated executive search business model.”

Guidance

The company also confirmed its 2006 third quarter guidance of $355-370 million in revenue and $7.5-8.5 million in EBITDA, prior to classifying Highland Partners as a discontinued operation, and will announce fourth quarter guidance in conjunction with its third quarter earnings release.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and talent management solution providers. We help our clients achieve greater organizational performance by attracting, selecting and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at http://www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s ability to complete the disposition of the Highland Partners business to Heidrick & Struggles on anticipated terms and timetable; risks and financial impact associated with the disposition of the Highland Partners business; the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.